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                                                                      Exhibit 21
                                                                      ----------

                                  SUBSIDIARIES


The following is a list of the Company's subsidiaries:

                                                                 PERCENTAGE OF VOTING
                                                                  SECURITIES OWNED BY
                                              ORGANIZED            REGISTRANT AS OF
                                             UNDER LAW OF          OCTOBER 31, 1998
                                             ------------        --------------------

Analog Devices Limited                     United Kingdom                 100%
Analog Devices, GmbH                       Germany                        100%
Analog Devices, S.A.                       France                         100%
Analog Devices, K.K.                       Japan                          100%
Analog Devices APS                         Denmark                        100%
Analog Devices Nederland, B.V.             The Netherlands                100%
Analog Devices International, Inc.         Massachusetts                  100%
Analog Devices Israel, Ltd.                Israel                         100%
Analog Devices A.B.                        Sweden                         100%
Analog Devices SRL                         Italy                          100%
Analog Devices, HDLSGESMBH M.B.H.          Austria                        100%
Analog Devices Korea, Ltd.                 Korea                          100%
Analog Devices, B.V.                       The Netherlands                100%
Analog Devices Finance N.V.                Netherlands Antilles           100%
Analog Devices Holdings, B.V.              The Netherlands                100%
Analog Devices Research &
  Development Ltd.                         Ireland                        100%
Analog Devices (Philippines), Inc.         The Philippines                100%
Analog Devices Foreign Sales
  Corporation, B.V.                        The Netherlands                100%
Analog Devices Foundry Services, Inc.      Delaware                       100%
Analog Devices Asian Sales, Inc.           Delaware                       100%
Analog Devices Taiwan, Ltd.                Taiwan                         100%
Analog Devices Ireland, Ltd.               Ireland                        100%
Analog Devices Hong Kong, Ltd.             Hong Kong                      100%
Analog Devices Pty, Ltd.                   Australia                      100%
Analog Devices India Private Limited       India                          100%
Analog Devices Gen. Trias, Inc.            Philippines                    100%
Analog Devices International
  Financial Services Company               Ireland                        100%
Analog Devices Foreign Sales
  Corporation                              Barbados                       100%
Mosaic Microsystems Limited                United Kingdom                 100%
Analog Development (Israel) 1996 Ltd.      Israel                         100%
Analog Devices (China) Co. Ltd.            China                          100%
Analog Devices Canada, Ltd.                Canada                         100%
Analog/NCT Supply Ltd.                     Delaware                        50%
Analog Devices Realty Holdings, Inc.       Philippines                     40%
WaferTech, LLC                             Delaware                        18%
Analog Supplies Company                    Japan                           15%
Analyzed Investments, Ltd.                 Ireland                        7.4%



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